Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                           SHERWOOD CAPITAL III CORP.


TO THE SECRETARY OF STATE
STATE OF OKLAHOMA:

     I, the undersigned incorporator, whose name and address are shown below, being a person legally competent to enter into contracts, for the purpose of forming a corporation under the "Oklahoma General Corporation Act" of the State of Oklahoma (hereinafter the "Act"), do hereby adopt the following Certificate of Incorporation:

     1. The name of the corporation is:

                           Sherwood Capital III Corp.

     2. The address of its registered office in the State of Oklahoma is 3033 N.W. 63rd Street, Suite 200, Oklahoma City, Oklahoma 73116-3607, and the name of its registered agent is Corporate Representation Services, L.L.C.

     3. The duration of the Corporation is perpetual.

     4. The objects and purposes for which the Corporation is organized are to engage in any lawful act or activity for which corporations may be organized under the Act.

     5. The aggregate number of shares which the Corporation shall have the authority to allot is 25,000,000 of which 24,000,000 shares shall be common stock of a par value of $0.002 each, amounting to an aggregate of $48,000.00 and of which 1,000,000 shares shall be preferred stock with a par value of $0.002 each, amounting to an aggregate of $2,000.00.

     The Board of Directors is authorized to issue the capital stock in one or more classes or one or more series of stock within any class thereof and which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, shall be stated and expressed in the resolution or resolutions providing for the use issue of such stock adopted by the Board of Directors.

     6. The number of directors of this Corporation shall be as specified in the Bylaws, and such number may from time to time be increased or decreased under the Bylaws or an amendment or change thereof, provided that the number of

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directors of the Corporation shall not be less than one. Directors and officers need not be shareholders. In case of vacancies on the Board of Directors, a majority of the remaining members of the Board, even though less than a quorum, may elect directors to fill such vacancies to hold office until the next annual meeting of the shareholders.

     7. No contract or other transaction between the Corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation are owned by the Corporation, and no act of the Corporation shall in any way be affected by the fact that any of the directors of the Corporation are pecuniary or otherwise interested in, or are directors or officers of, such other corporation; any director individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or other transaction of the Corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors, or a majority thereof; and any director of the Corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

     8. In furtherance and not in limitation of the powers conferred by the laws of the State of Oklahoma, the Board of Directors of this Corporation is expressly authorized:

     (a) To make, alter, amend, add to, revise, or repeal the Bylaws in any manner not contrary to the laws of the State of Oklahoma;

     (b) To authorize and cause its officers to execute mortgages and liens upon the property, both real and personal, and upon the franchises of this Corporation; and

     (c) To designate, by resolution passed by a majority of the whole Board, one or more committees, each to consist of one or more directors, which committees, to the extent provided in such resolution or in the Bylaws of the Corporation, shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of this Corporation and shall have power to authorize the seal of this Corporation to be affixed by its officers to all papers which may require it.

     A majority of the stock issued and outstanding of this Corporation having voting power may in the Bylaws confer power additional to the foregoing upon the directors, in addition to the powers and authorities expressly conferred upon them by law.

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     9. No shareholder of this Corporation shall have any preemptive or preferential right of subscription to any shares of stock of this Corporation, whether now or hereinafter authorized, and to any obligations convertible into stock of this Corporation, authorized, issued or sold.

     10. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma, on the application in a summary way of this Corporation or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 1106 of the Act or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 1100 of the Act, may order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of this Corporation, as the case may be, and also on this Corporation.

     11. Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

     12. (a) A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 1053 of the Act, or (iv) for any transaction from which the director derived an improper personal benefit. If the Act is amended after approval by the shareholders of this paragraph to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act, as so amended.

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         (b) Any  repeal  or  modification  of the  foregoing  paragraph  by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     (c) Each person who was or is made a party to or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or inves tigative (hereinafter a "proceeding"), by reason of the fact that he is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that except as provided in subparagraph (d) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this paragraph shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending and such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that if the Act requires, an advancement of expenses incurred by an indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this paragraph or otherwise (hereinafter an "undertaking").

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     (d) If a claim under subparagraph (c) of this paragraph is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of the undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In
(i) any suit brought by an indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking that Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met the applicable standard of conduct set forth in the Act. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such a suit. In any suit brought by an indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this paragraph or otherwise shall be on the Corporation.

     (e) The rights to indemnification and to the advancement of expenses conferred in this paragraph shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

     (f) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise

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against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Act.

     (g) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any agent of the Corporation to the fullest extent of the provisions of this paragraph with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

     The undersigned, for the purpose of forming a corporation under the laws of the State of Oklahoma, does make, file and record this Certificate and does certify that the facts herein stated are true and have accordingly hereunto set my hand on this 20th day of October, 2000.


                                            /s/  Mark A. Robertson
                                            ------------------------------------
                                            Mark A. Robertson
                                            3033 N.W. 63rd Street, Suite 200
                                            Oklahoma City, Oklahoma 73116


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